Exhibit 11.1
                        RENTERS CHOICE, INC. AND SUBSIDIARY
                      COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                                                      SEPTEMBER 30,1996
                                                                                        -------------------------------------------
                                                                                        THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                                        ------------------        -----------------

PRIMARY EARNINGS PER SHARE
Net earnings .......................................................................       $ 4,729,245              $12,715,130
Weighted average number of common shares outstanding ...............................        24,815,988               24,612,407
Net effect of dilutive stock options based on the
treasury stock method using average market price ...................................           387,733                  436,358
                                                                                           -----------              -----------
Weighted average number of common and common equivalent
shares outstanding .................................................................        25,203,721               25,048,765
                                                                                           ===========              ===========

PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
SHARE ..............................................................................       $      0.19              $      0.51
                                                                                           -----------              -----------
FULLY DILUTED EARNINGS PER SHARE
Net earnings .......................................................................       $ 4,729,245              $12,715,130
Weighted average number of common shares outstanding ...............................        24,815,988               24,612,407
Net effect of dilutive stock options based on the
treasury stock method using the greater of the
average or ending market price .....................................................           387,733                  462,920
                                                                                           -----------              -----------
Weighted average number of common and common equivalents
shares outstanding .................................................................        25,203,721               25,075,327
                                                                                           ===========              ===========
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
ASSUMING FULL DILUTION .............................................................       $      0.19              $      0.51
                                                                                           ===========              ===========
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